NEWS RELEASE

Contact: Alliance Data
Julie Prozeller – Analysts/Investors
Financial Dynamics
212-850-5721
alliancedata@fd.com

Shelley Whiddon – Media
214-494-3811
Shelley.whiddon@alliancedata.com

Epsilon
Jessica Simon – Media
212.457.7135
jsimon@epsilon.com

EPSILON SIGNS EXPANSION AGREEMENT WITH LEADING SPECIALTY RETAILER CHICO’S

Epsilon to Provide Broader Picture of Customers Via Data Overlay Services; Agreement Geared
Toward Optimizing Multichannel Marketing Efforts

DALLAS, Texas (Sept. 23, 2010) – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced that its Epsilon subsidiary has signed an expansion agreement with Fort Myers, FL-based Chico’s (NYSE: CHS) to provide data overlay services. Chico’s will rely on Epsilon Targeting, Epsilon’s data division, to provide a clearer picture of the purchasing behavior of their customers.

Chico’s is a specialty retailer of private branded, sophisticated, casual-to-dressy clothing, intimates, complementary accessories, and other non-clothing gift items. Founded in 1983, Chico’s now operates over 1,074 specialty stores in 48 states, the District of Columbia, the U.S. Virgin Islands and Puerto Rico, under the Chico’s, White House¦Black Market and Soma intimates names. Chico’s annual revenues in 2009 totaled $1.7 billion. Chico’s has been a client of Epsilon since 1999 and currently provides prospect names for Chico’s catalog circulation as well as demographic data.

Under terms of the expanded agreement, Epsilon will now also include data from its proprietary data cooperative to overlay multi-brand transactional data over Chico’s consumer database records. This will allow Chico’s to see a more complete picture of the buying activity of their customers across all purchase channels including catalog, online, and retail, and within specific merchandise categories. This deep insight will improve Chico’s contact strategy and ability to micro-target customers based on preferences and buying behaviors. Chico’s will have a better understanding of their customers’ broader spending activity within related categories beyond their spending patterns at Chico’s stores. Overlaying this data will enable better return on marketing investment by helping Chico’s better target their customers, improve segmentation and optimize marketing campaigns.

In addition, Epsilon will provide over 20 demographic variables from its robust compiled data assets, which contain data on 250 million consumers spanning more than 1,000 demographic and lifestyle attributes. Epsilon will also help Chico’s identify opportunities by market area and specific store locations so the retailer can target consumers more effectively based on local buying trends.

“Understanding our customers is critical to our marketing success. It’s not just about what they’re buying from Chico’s but also their overall spending behavior. By partnering with a leader like Epsilon Targeting, we’re able to have a richer picture of each individual customer and in turn better target our customer base across all marketing channels,” said Charlie White, vice president of CRM at Chico’s.

According to Bryan Kennedy, president of Epsilon, “This is a deep relationship that continues to grow and contribute to Chico’s marketing success. Our data is what sets us apart. We are thrilled that Chico’s has chosen Epsilon as their exclusive data overlay provider. The significant consumer data available from our data cooperative, other rich data assets and a team of highly experienced staff will improve Chico’s customer relationships and deliver positive results.”

About Chico’s FAS, Inc.

Chico’s FAS. is a specialty retailer of private branded, sophisticated, casual-to-dressy clothing, intimates, complementary accessories, and other non-clothing gift items. The Company operates over 1,074 specialty stores, including stores in 48 states, the District of Columbia, the U.S. Virgin Islands and Puerto Rico operating under the Chico’s, White House | Black Market and Soma Intimates names. Chico’s brand currently operates 651 boutiques, 347 White House | Black Market boutiques, and 76 Soma Intimates boutiques.

About Epsilon

Epsilon is the industry’s leading marketing services firm, with a broad array of data-driven, multichannel marketing solutions that leverage consumer insight to help brands deepen their relationships with customers. Services include strategic consulting, acquisition and customer database technologies, loyalty management, proprietary data, predictive modeling and a full range of direct and digital agency services, including creative, interactive web design, email deployment, search engine optimization and direct mail production. In addition, Epsilon is the world’s largest permission-based email marketer. Epsilon is an Alliance Data company. For more information, visit www.epsilon.com or call 1.800.309.0505.

About Alliance Data

Alliance Data (NYSE:  ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands.  Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies.  Headquartered in Dallas, Alliance Data employs approximately 7,400 associates at 50 locations worldwide.

Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne™, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program.  For more information about the company, visit our web site, www.AllianceData.com, or you can follow us on Twitter at www.Twitter.com/AllianceData.

Alliance Data’s Safe Harbor Statement/Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including the anticipated effects of the CARD Act and those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

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